UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2004

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

CTI Group (Holdings) Inc. (the "Company") has previously reported in its current and periodic reports filed with the Securities and Exchange Commission that the Company and CDS Holdings, LLC ("CDS") entered into the Asset Purchase Agreement (the "CDS Agreement") on December 31, 2003. The CDS Agreement is related to a promissory note (the "Note") issued by CDS to the Company in connection with February 2001 merger (the "Merger") of Centillion Data Systems, Inc. ("Centillion") with the Company. CDS is owned by the former Centillion stockholders and directors ("Centillion Affiliates").

Pursuant to the CDS Agreement, the Company acquired most of the assets of CDS, including CDS' membership interest ("XILA Interest") in XILA Communications, LLC, an Indiana limited liability company ("XILA"). XILA operates as a telecommunications carrier in the State of Indiana pursuant to the certificates of territorial authority issued by the Indiana Utility Regulatory Commission (the "IURC"). CDS transferred its assets to the Company in exchange for, among other matters, the cancellation of the Note; and (ii) the Company's performance of the post-closing covenants contained in the CDS Agreement. One of such post-closing covenants required the Company to use its commercially reasonable efforts to sell XILA Interest or all or substantially all of XILA’s assets to a third party on or before June 30, 2005 and to issue to Centillion Affiliates the number of shares of Class A common stock determined by dividing the net proceeds received by the Company in such sale by an amount equal to 88% of the average market value of a share of Class A common stock as of the date of such sale. Upon the consummation of the CDS Agreement, XILA became a wholly owned subsidiary of the Company.

The Company agreed to sell XILA’s assets to eGIX, Inc., an Indiana corporation ("eGIX"), and, on October 28, 2004, XILA entered into an Asset Purchase Agreement with eGIX (the "XILA Agreement"). Pursuant to the XILA Agreement, eGIX acquires substantially all of the assets of XILA, excluding certain cash and cash equivalents, accounts receivables and prepaid expenses (the "Assets").

Assuming that the pre-closing conditions are satisfied, XILA will transfer the Assets to eGIX in consideration for (i) the payment of the purchase price of $464,000; and (ii) the assumption by eGIX of certain XILA’s liabilities arising on or after October 1, 2004. At the closing, the purchase price will be paid as follows: (i) $180,000 in cash; and (ii) a promissory note for $284,000, the principal amount of which will be reduced by the application of any monies paid by eGIX to XILA in connection with the Services Agreement described below. The promissory note is to be paid in twelve equal monthly installments of $15,000 following the closing, with a final balloon payment of $104,000 due thirty days thereafter.

The closing of this transaction is contingent upon the approval of the IURC and assignment of certain existing shared tenant agreements. The XILA Agreement can be terminated (i) at any time prior to the closing by the mutual consent of the parties; (ii) on or before February 28, 2005 if any of the pre-closing conditions set forth in the XILA Agreement are not satisfied or waived, provided that if, as of February 28, 2005, the only condition that is not satisfied is the approval of the transaction by the IURC, then the XILA Agreement will be extended to March 31, 2005; or (iii) by either party if the closing does not occur on February 28, 2005, subject to the extension described in (ii) above.

Pursuant to the CDS Agreement described above, upon the closing of the XILA Agreement, Centillion Affiliates will be entitled to the number of shares of Class A common stock determined by dividing the net proceeds received by the Company in the sale of XILA’s Assets by an amount equal to 88% of the average market value of a share of Class A common stock as of the date of such sale. Assuming that, as of the closing date, the average market price of a share of Class A common stock would be $0.30 and the net proceeds from the sale of XILA’s Assets would be $450,000, the Company estimates that it would issue approximately 1.7 million shares of Class A common stock to Centillion Affiliates. As of the date hereof, Centillion Affiliates beneficially own, in the aggregate, the majority of the Company's outstanding shares of each of Class A and Class B common stock. Some of Centillion Affiliates also serve as directors of the Company.

XILA and eGIX also entered into the Services Agreement (the "Services Agreement") on October 28, 2004, pursuant to which eGIX operates all financial aspects of XILA’s business, is entitled to the revenues of the business and is responsible for the expenses and liabilities of the business starting from October 1, 2004. In consideration for entering into the Services Agreement, XILA will be receiving $15,000 per month beginning October 31, 2004 regardless of the profitability of the business. The term of the Services Agreement continues until the earlier of (i) February 28, 2005, unless extended pursuant to the agreement of the parties, or (ii) the closing date of the XILA Agreement. The Services Agreement can be terminated during its term only due to the inability to obtain the IURC’s approval. Provided the sale of the Assets under the XILA Agreement closes, the monthly $15,000 payment for the period beginning February 1, 2005 will be credited against the purchase price under the XILA Agreement. If the transaction contemplated by the XILA Agreement is not consummated, XILA has an option to (i) continue the Services Agreement; (ii) terminate the Services Agreement and continue to use eGIX’s services as XILA’s underlying carrier; or (iii) terminate the Services Agreement and all eGIX’s services.

In connection with the XILA Agreement and the Services Agreement, XILA and eGIX also entered into a three-year Telecommunications Services Agreement,on October 28, 2004, pursuant to which eGIX will provide local, long distance and international connectivity services to XILA and will move XILA’s customers from XILA’s present service providers to eGIX’s network, and the existing agreements between XILA and its connectivity providers will be terminated.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements. The Company includes this cautionary statement regarding forward-looking statements for the express purpose of using protections of the safe-harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (ii) statements of plans and objectives of the Company or its management or Board of Directors; (iii) statements of future economic performance; (iv) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (v) any statements using the words “anticipate”, “expect”, “may”, “project”, “intend”, “believes”, or similar expressions.

The Company’s ability to predict projected results or the effect of events on Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Factors that could affect the Company’s assumptions and predictions include, but are not limited to: the risk that the Company will not be able to attract and retain customers to purchase its products; the risk that the Company will not be able to commercialize and market products; results of research and development; technological advances by third parties; loss of major customers; competition; future capital needs of the Company; history of operating losses; dependence upon general economic and business conditions. You should not place any undue reliance on any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

November 2, 2004	By:	/s/ Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer